UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

PURSUANT TO SECTION 13 OR 15(d)

OF THE SECURITIES EXCHANGE ACT OF 1934

Date of Report (Date of earliest event reported): August 15, 2024

Canopy Growth Corporation

(Exact name of registrant as specified in its charter)

Canada	001-38496	N/A
(State or other jurisdiction of incorporation)	(Commission File Number)	(IRS Employer Identification No.)

1 Hershey Drive Smiths Falls, Ontario	K7A 0A8
(Address of principal executive offices)	(Zip Code)

(855) 558-9333

(Registrant’s telephone number, including area code)

Not Applicable

(Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Securities registered pursuant to Section 12(b) of the Act:

Title of each class	Trading Symbol(s)	Name of each exchange on which registered
Common Shares, no par value	CGC	Nasdaq Global Select Market

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (§230.405 of this chapter) or Rule 12b-2 of the Securities Exchange Act of 1934 (§240.12b-2 of this chapter).

Emerging growth company    ☐

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act.  ☐

Item 5.02	Departure of Directors or Certain Officers; Election of Directors; Appointment of Certain Officers; Compensatory Arrangements of Certain Officers.

On August 15, 2024, Canopy Growth Corporation (the “Company”) entered into a Mutual Separation Agreement (the “Separation Agreement”) with David Klein, the Company’s Chief Executive Officer (“CEO”), pursuant to which Mr. Klein will remain as CEO until the earlier of: (i) March 31, 2025; or (ii) the date that a new CEO commences employment (the “End Date”). During the period from now through March 31, 2025 (even if a new CEO commences employment before that date), Mr. Klein will continue to receive his current base salary (U.S. $750,000, on an annualized basis), a perquisite payment of CAD $125,000 per year, vacation and benefits. In addition, Mr. Klein will be eligible to receive his full year short-term incentive bonus for the fiscal year ending March 31, 2025 (the “STI”), if and as earned pursuant to the terms of the STI plan for this fiscal year, even if a new CEO commences employment prior to March 31, 2025.

Beginning on the End Date, Mr. Klein’s title and position will change from CEO to that of Special Advisor to the board of directors (the “Board”) of the Company. Mr. Klein’s duties as Special Advisor will be limited to providing transition advice to the Board and/or to the new CEO by way of email or virtual or in person meetings.

Mr. Klein’s base salary will change effective as of April 1, 2025 to reflect his new title and position of Special Advisor to the Board, to the fixed amount of U.S. $5,000 per month (subject to statutory deductions) (the “Special Advisor Compensation”), and Mr. Klein will no longer be entitled to a perquisite payment, short-term incentive compensation or benefits. Mr. Klein has agreed to remain employed by the Company in the role of Special Advisor to the Board until August 31, 2025 (the “Resignation Date”), at which point he will be deemed to have resigned from the Company.

Pursuant to the terms of the Separation Agreement, if Mr. Klein moves into the position of Special Advisor to the Board prior to April 1, 2025, he will commit to making himself available in that role, to work on matters assigned by the Board as set out above until April 1, 2025. If Mr. Klein only moves into the position of Special Advisor effective as of April 1, 2025, then he will be on garden leave as of that date and will no longer provide services to the Company, but shall remain employed by the Company to the Resignation Date (subject to earlier resignation as set out in the paragraph immediately below). In addition, Mr. Klein will continue to receive the Special Advisor Compensation and his unvested equity will continue to vest to the Resignation Date,. If Mr. Klein’s employment is terminated by the Company prior to the Resignation Date, he will be provided with his termination entitlements as set out in his employment agreement.

Notwithstanding the other provisions of the Separation Agreement, in the event that Mr. Klein resigns prior to the Resignation Date, Mr. Klein must provide six weeks advance written notice as set out in his employment agreement, and his compensation as set out above, including his continued vesting of equity, will cease at the end of that six week period.

Under the terms of the Separation Agreement, Mr. Klein will remain in his current roles as both a director of Canopy USA, LLC and a director of the Company until the End Date, at which point Mr. Klein is required to take all required steps to resign from those directorships.

In consideration of the Company’s agreement to provide Mr. Klein with continued employment in the role of Special Advisor to the Board between the End Date and the Resignation Date, Mr. Klein has agreed to sign a Full and Final Release (the “Release”) in favor of the Company. The Release will be held in trust by the Company pending its fulfillment of the terms set out in the Separation Agreement.

The foregoing description of the Separation Agreement is qualified in its entirety by reference to the full text of the Separation Agreement, which is filed as Exhibit 10.1 to this Current Report on Form 8-K and is incorporated herein by reference.

The Board is in the process of securing a globally recognized search firm to initiate a comprehensive CEO selection process.

Item 7.01	Regulation FD Disclosure.

On August 16, 2024, the Company issued a press release titled “Canopy Growth Announces CEO Succession Plan”, a copy of which is attached hereto as Exhibit 99.1 and is incorporated herein by reference.

The information set forth and incorporated by reference in Item 7.01 of this Current Report, including Exhibit 99.1 attached hereto, is being furnished and shall not be deemed “filed” for purposes of Section 18 of the Securities Exchange Act of 1934, as amended (the “Exchange Act”), or otherwise subject to the liabilities of such section. The information set forth and incorporated by reference in Item 7.01 of this Current Report, including Exhibit 99.1 attached hereto, shall not be incorporated by reference into any filing under the Securities Act of 1933, as amended, or the Exchange Act, regardless of any incorporation by reference language in any such filing.

Item 9.01	Financial Statements and Exhibits.

(d) Exhibits

Exhibit No.	Exhibit Description
10.1*	Separation Agreement, by and between the Canopy Growth Corporation and David Klein, dated August 15, 2024

99.1	Press release, dated August 16, 2024

104	Cover Page Interactive Data File (embedded within the Inline XBRL document)

* Certain non-material schedules to this exhibit have been omitted pursuant to Item 601(a)(5) of Regulation S-K. The Company hereby undertakes to furnish supplemental copies of the omitted schedules upon request by the SEC.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

CANOPY GROWTH CORPORATION

By:	/s/ Judy Hong
Judy Hong Chief Financial Officer

Date: August 16, 2024

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